UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

VICAL INCORPORATED

(Exact name of Registrant as specified in its charter)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
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This Amendment No. 1 (this “Amendment”) to the definitive proxy statement (as amended or supplemented from time to time, the “Proxy Statement”) previously filed by Vical Incorporated, a Delaware corporation (the “Company” or “Vical”), with the Securities and Exchange Commission (the “SEC”) on July 12, 2019, relating to the Agreement and Plan of Merger, dated as of June 2, 2019, by and among the Company, Brickell Biotech, Inc., a Delaware corporation (“Brickell”), and Victory Subsidiary, Inc., a Delaware corporation and wholly owned subsidiary of the Company (”Merger Sub”), pursuant to which Merger Sub will merge with and into Brickell, with Brickell surviving as a wholly owned subsidiary of the Company.

Except as otherwise set forth below, the information set forth in the Proxy Statement remains unchanged and is incorporated by reference as relevant to this Amendment. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Proxy Statement.

The section entitled “The Merger” is hereby amended and supplemented with the addition of the following new section at the bottom of page 94 of the Proxy Statement:

“Litigation Related To Merger.

Between July 30 and August 2, 2019, two putative lawsuits (captioned Calice v. Vical Incorporated, et al., No. 19-cv-1437 (S.D. Cal. filed July 30, 2019) and Sabatini v. Vical Incorporated, et al., No. 19-tc-277 (D. Del. filed August 2, 2019)) were filed in federal court against Vical and the Vical board of directors related to the Merger. The lawsuits assert violations of Section 14(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Rule 14a-9 promulgated thereunder against all defendants, and assert violations of Section 20(a) of the Exchange Act against the individual defendants. The plaintiffs contend that Vical’s Definitive Proxy Statement on Schedule 14A, filed on July 12, 2019, omitted or misrepresented material information regarding the Merger. The complaints seek injunctive relief, rescission, or rescissory damages and an award of plaintiffs’ costs, including attorneys’ fees and expenses.”

Important Additional Information

In connection with the proposed transaction between Vical and Brickell, Vical has filed with the SEC the Proxy Statement, as well as other relevant documents concerning the proposed transaction. This communication is not a substitute for the Proxy Statement or for any other document that the Company may file with the SEC and send to its stockholders in connection with the proposed transaction. The proposed transaction will be submitted to Vical’s stockholders for their consideration. Before making any voting decision, stockholders of Vical are urged to read the Proxy Statement, which is available at the SEC’s website (http://www.sec.gov), and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about the proposed transaction.

Stockholders of Vical will be able to obtain a free copy of the Proxy Statement, as well as other filings containing information about Brickell and Vical, without charge, at the SEC’s website (http://www.sec.gov). Copies of the Proxy Statement and the filings with the SEC that are incorporated by reference therein can also be obtained, without charge, by directing a request to Vical Incorporated, 10390 Pacific Center Court, San Diego, CA 92121-4340, Attention: Vijay B. Samant; telephone: (858) 646-1100, or from Vical’s website, www.vical.com.